KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
FIVE-YEAR FINANCIAL DATA
CONSOLIDATED BALANCE SHEETS


                                                                         December 31,
                                        ------------------------------------------------------------------------------
(In millions of dollars)                          1997            1996            1995            1994            1993
----------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents          $        15.8   $        81.3   $        21.7   $        12.0   $        14.2
     Receivables                                345.3           255.6           310.2           200.5           236.0
     Inventories                                568.3           562.2           525.7           468.0           426.9
     Prepaid expenses and other current
          assets                                121.3           127.8            76.6           158.0            60.7
                                        --------------  --------------  --------------  --------------  --------------
          Total current assets                1,050.7         1,026.9           934.2           838.5           737.8

Investments in and advances to
     unconsolidated affiliates                  148.6           168.4           178.2           169.7           183.2
Property, plant, and equipment - net          1,171.8         1,168.7         1,109.6         1,133.2         1,163.7
Deferred income taxes                           329.0           263.3           268.8           271.0           210.3
Other assets                                    317.2           308.6           323.5           281.2           233.2
                                        --------------  --------------  --------------  --------------  --------------
          Total                         $     3,017.3   $     2,935.9   $     2,814.3   $     2,693.6   $     2,528.2
                                        ==============  ==============  ==============  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accruals      $       457.6   $       453.1   $       448.0   $       434.1   $       339.6
     Accrued postretirement medical
          benefit obligation - current           45.3            50.1            46.8            47.0            47.6
     Payable to affiliates                       82.4            96.9            95.3            85.2            62.4
     Long-term debt - current portion             8.8             8.9             8.9            11.5             8.7
     Notes payable to parent - current
          portion                                 -               8.6            10.7            21.2            12.6
                                        --------------  --------------  --------------  --------------  --------------
          Total current liabilities             594.1           617.6           609.7           599.0           470.9
Long-term liabilities                           492.0           458.1           548.5           495.5           501.7
Accrued postretirement medical benefit
     obligation                                 720.3           722.5           734.0           734.9           713.1
Long-term debt                                  962.9           953.0           749.2           751.1           720.2
Notes payable to parent                           -               -               8.6            23.5            18.9
Minority interests                               98.4            92.5            91.4            85.4            69.7
Redeemable preference stock                      27.7            27.5            29.6            29.0            33.6
Stockholders' equity (deficit):
     Preference stock                             1.6             1.7             1.7             1.8             1.8
     Common stock                                15.4            15.4            15.4            15.4            15.4
     Additional capital                       1,939.8         1,829.8         1,730.7         1,626.3         1,471.2
     Retained earnings (accumulated
          deficit)                             (152.3)         (201.3)         (210.9)         (271.5)         (165.2)
     Additional minimum pension
          liability                              -               (2.8)          (13.8)           (9.1)          (21.6)
     Less:  Note receivable from parent      (1,682.6)       (1,578.1)       (1,479.8)       (1,387.7)       (1,301.5)
                                        --------------  --------------  --------------  --------------  --------------
          Total stockholders' equity
               (deficit)                        121.9            64.7            43.3           (24.8)             .1
                                        --------------  --------------  --------------  --------------  --------------
          Total                         $     3,017.3   $     2,935.9   $     2,814.3   $     2,693.6   $     2,528.2
                                        ==============  ==============  ==============  ==============  ==============


KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
FIVE-YEAR FINANCIAL DATA
STATEMENTS OF CONSOLIDATED INCOME (LOSS)

                                                                    Year Ended December 31,
                                        ------------------------------------------------------------------------------
(In millions of dollars)                          1997            1996            1995            1994            1993
----------------------------------------------------------------------------------------------------------------------
Net sales                               $     2,373.2   $     2,190.5   $     2,237.8   $     1,781.5   $     1,719.1
                                        --------------  --------------  --------------  --------------  --------------

Costs and expenses:
     Cost of products sold                    1,962.6         1,869.1         1,798.4         1,625.5         1,587.7
     Depreciation                                91.1            96.0            94.3            95.4            97.1
     Selling, administrative, research
          and development, and general          129.9           125.3           134.0           116.5           121.6
     Restructuring of operations                 19.7            -               -               -               35.8
                                        --------------  --------------  --------------  --------------  --------------
          Total costs and expenses            2,203.3         2,090.4         2,026.7         1,837.4         1,842.2

Operating income (loss)                         169.9           100.1           211.1           (55.9)         (123.1)

Other income (expense):
     Interest expense                          (110.7)          (93.4)          (93.9)          (88.6)          (84.2)
     Other - net                                  2.8            (2.6)          (14.1)           (7.3)           (1.5)
                                        --------------  --------------  --------------  --------------  --------------

Income (loss) before income taxes,
     minority interests, extraordinary
     loss, and cumulative effect of
     changes in accounting principles            62.0             4.1           103.1          (151.8)         (208.8)

Credit (provision) for income taxes              (9.4)            8.4           (37.4)           54.0            86.9

Minority interests                                (.5)             .7             (.4)            1.6             4.3
                                        --------------  --------------  --------------  --------------  --------------

Income (loss) before extraordinary loss
     and cumulative effect of changes in
     accounting principles                       52.1            13.2            65.3           (96.2)         (117.6)

Extraordinary loss on early
     extinguishments of debt, net of
     tax benefits of $2.9 and $11.2 for
     1994 and 1993, respectively                  -               -               -              (5.4)          (21.8)

Cumulative effect of changes in
     accounting principles, net of tax
     benefit of $237.7                            -               -               -               -            (507.9)
                                        --------------  --------------  --------------  --------------  --------------

Net income (loss)                       $        52.1   $        13.2   $        65.3   $      (101.6)  $      (647.3)
                                        ==============  ==============  ==============  ==============  ==============


KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                             Quarter Ended
                                   ----------------------------------------------------------------
(In millions of dollars)                  March  31         June 30     September 30     December 31
-------------------------------------------------- -------------------------------------------------
1997
     Net sales                       $       547.4   $       597.1    $       634.1   $       594.6
     Operating income                         32.8            35.6 (1)         54.6            46.9
     Net income                                4.3            14.6 (2)         18.4            14.8

1996
     Net sales                       $       531.1   $       567.6    $       553.4   $       538.4
     Operating income                         40.6            36.8             11.4            11.3 (3)
     Net income (loss)                        11.1             9.4             (4.8)           (2.5)(3)





(1) Includes a $19.7 pre-tax charge for restructuring of operations and a $5.8 pre-tax charge for litigation matters.
(2) Includes a $19.7 pre-tax charge for restructuring of operations, an offsetting after-tax benefit of $12.5 related to the settlement of certain tax matters and a $5.8 pre-tax charge for litigation matters.
(3) Includes approximately $17.0 on an after tax basis resulting from settlements of certain tax matters.